Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-181187 and 333-200080) and Form S-8 (No. 333-145785, 333-202051 and 333-219351) of TechTarget, Inc. of our report dated March 12, 2019, relating to the consolidated financial statements as of December 31, 2018 and for the years ended December 31, 2018 and 2017, which appears in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 16, 2020